                                                                        EX-99.B(d)tgtima1exA

EXHIBIT A TO INVESTMENT MANAGEMENT AGREEMENT

W&R TARGET FUNDS, INC.

FEE SCHEDULE

A cash fee computed each day on net asset value for each Portfolio at the annual rates listed below*:

Asset Strategy Portfolio

Net Assets	Fee
Up to $1 billion	0.70%
Over $1 billion and up to $2 billion	0.65%
Over $2 billion and up to $3 billion	0.60%
Over $3 billion	0.55%

Balanced Portfolio

Net Assets	Fee
Up to $1 billion	0.70%
Over $1 billion and up to $2 billion	0.65%
Over $2 billion and up to $3 billion	0.60%
Over $3 billion	0.55%

Bond Portfolio

Net Assets	Fee
Up to $500 million	0.525%
Over $500 million and up to $1 billion	0.50%
Over $1 billion and up to $1.5 billion	0.45%
Over $1.5 billion	0.40%

Core Equity Portfolio

Net Assets	Fee
Up to $1 billion	0.70%
Over $1 billion and up to $2 billion	0.65%
Over $2 billion and up to $3 billion	0.60%
Over $3 billion	0.55%

Growth Portfolio

Net Assets	Fee
Up to $1 billion	0.70%
Over $1 billion and up to $2 billion	0.65%
Over $2 billion and up to $3 billion	0.60%
Over $3 billion	0.55%

High Income Portfolio

Net Assets	Fee
Up to $500 million	0.625%
Over $500 million and up to $1 billion	0.60%
Over $1 billion and up to $1.5 billion	0.55%
Over $1.5 billion	0.50%

International Portfolio

Net Assets	Fee
Up to $1 billion	0.85%
Over $1 billion and up to $2 billion	0.83%
Over $2 billion and up to $3 billion	0.80%
Over $3 billion	0.76%

Limited-Term Bond Portfolio

Net Assets	Fee
Up to $500 million	0.50%
Over $500 million and up to $1 billion	0.45%
Over $1 billion and up to $1.5 billion	0.40%
Over $1.5 billion	0.35%

Money Market Portfolio

A cash fee computed each day on net asset values for the Portfolio at the annual rate of 0.40% of net assets.

Science & Technology Portfolio

Net Assets	Fee
Up to $1 billion	0.85%
Over $1 billion and up to $2 billion	0.83%
Over $2 billion and up to $3 billion	0.80%
Over $3 billion	0.76%

Small Cap Portfolio

Net Assets	Fee
Up to $1 billion	0.85%
Over $1 billion and up to $2 billion	0.83%
Over $2 billion and up to $3 billion	0.80%
Over $3 billion	0.76%

Value Portfolio

Net Assets	Fee
Up to $1 billion	0.70%
Over $1 billion and up to $2 billion	0.65%
Over $2 billion and up to $3 billion	0.60%
Over $3 billion	0.55%

*If a Portfolio's net assets are less than $25 million, Waddell & Reed Investment Management Company has agreed to voluntarily waive the management fee, subject to its right to change or modify this waiver.

Effective November 19, 2003:

Dividend Income Portfolio

Net Assets	Fee
Up to $1 billion	0.70%
Over $1 billion and up to $2 billion	0.65%
Over $2 billion and up to $3 billion	0.60%
Over $3 billion	0.55%

Effective November 10, 2004:

Mid Cap Growth Portfolio
Net Assets	Fee
Up to $1 billion	0.85%
Over $1 billion and up to $2 billion	0.83%
Over $2 billion and up to $3 billion	0.80%
Over $3 billion	0.76%

EXHIBIT B TO INVESTMENT MANAGEMENT AGREEMENT

W&R TARGET FUNDS, INC.
List of Portfolios

Asset Strategy Portfolio
Balanced Portfolio
Bond Portfolio
Core Equity Portfolio
Dividend Income Portfolio
Growth Portfolio
High Income Portfolio
International Portfolio
Limited-Term Bond Portfolio
Mid Cap Growth Portfolio
Money Market Portfolio
Science and Technology Portfolio
Small Cap Growth Portfolio
Value Portfolio

As amended November 10, 2004